Exhibit 99.1

Hercules Technology Growth Capital Announces Intention to Partially Redeem its 7.00% Senior Unsecured Notes due 2019

PALO ALTO, Calif.--(BUSINESS WIRE)--February 17, 2015--Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development, today announced its intent to redeem $20.0 million (face value) of the $84.5 million in issued and outstanding aggregate principal amount of the Company’s 7.00% Senior Unsecured Notes due 2019 (CUSIP No. 427096888) (the “Notes”), which were issued pursuant to the indenture dated as of March 6, 2012, between the Company and U.S. National Bank Association, as trustee, as supplemented by the First Supplemental Indenture dated as of April 17, 2012 (the “Indenture”). The partial retirement of the Notes will result in certain interest savings if the Notes were otherwise left outstanding through maturity but will also accelerate the amortization of certain underwriting fees resulting in an increase in related expenses in the period the Notes are redeemed. Hercules currently intends to make additional redemptions on the Notes throughout calendar year 2015, depending on its anticipated cash needs. The Company will provide notice for and complete all redemptions in compliance with the terms of the Indenture.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured loans to venture capital-backed companies in technology-related markets, including technology, biotechnology, life science, and energy & renewable technology, at all stages of development. Since inception (December 2003), Hercules has committed more than $4.6 billion to over 300 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange under the ticker symbol "HTGC."

In addition, Hercules has three outstanding bond issuances of 7.00% Senior Notes due April 2019, 7.00% Senior Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements

Statements in this press release may constitute forward-looking statements for purposes of the safe harbor protection under applicable securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, without limitation, those risks, uncertainties and factors referred to in the “Risk Factors” section of the Hercules Annual Report on Form 10-K for the year ended December 31, 2013, as well as the other documents and reports filed by Hercules with the Securities Exchange Commission. As a result of such risks, uncertainties and factors, actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Hercules is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:
Hercules Technology Growth Capital, Inc.
Michael Hara, 650-433-5578 HT-HN
Investor Relations and Corporate Communications
mhara@htgc.com